Sub Item 77Q1(e)

      (i) Sub-Advisory Agreement to Invesco Treasurer's Series Funds, Inc. dated March 1, 2002, filed with Post-Effective Amendment No. 28 to INVESCO Treasurer's Series Funds, Inc. Registration Statement on July 3, 2002 and incorporated herein by reference.